EXHIBIT 99.1

Parker Drilling Reports 2016 Second Quarter Results
HOUSTON, August 2, 2016 /PRNewswire/ - Parker Drilling Company (NYSE: PKD) today announced results for the second quarter ended June 30, 2016, including a reported net loss of $39.8 million, or a $0.32 loss per share, on revenues of $105.3 million.
Second quarter adjusted EBITDA was $8.1 million, compared with $12.6 million for the preceding quarter.
“The current business environment continues to be very challenging despite signs that industry fundamentals are beginning to improve,” said Gary Rich, the Company's Chairman, President and CEO. “As a result, our second quarter results were lower than the first quarter, as expected.
“However, during the second quarter we secured important contract successes. In our Sakhalin Island, Russia operations, we extended an operations and maintenance (O&M) contract for three customer-owned rigs from June 2017 to June 2019 while adding a fourth, newly constructed, customer-owned rig to the contract. In Canada, we signed a new 7-year O&M contract for the offshore customer-owned Hibernia rig. As a result of the new contracts, our contracted backlog increased from $228 million at the end of the first quarter to $446 million as of June 30.
“Finally, we amended our credit facility and secured significant covenant relief that provides us good runway and flexibility. We currently have nearly $200 million in liquidity with $109 million in cash and an undrawn revolver,” concluded Rich.
Second Quarter Review
Parker Drilling’s revenues for the 2016 second quarter, compared with the 2016 first quarter, decreased 19.3 percent to $105.3 million from $130.5 million, operating gross margin excluding depreciation and amortization expense (gross margin) decreased 28.1 percent to $16.1 million from $22.4 million and gross margin as a percentage of revenues was 15.3 percent, compared with 17.2 percent for the prior period.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, second quarter revenues decreased 19.5 percent to $73.0 million from $90.7 million, gross margin decreased 10.9 percent to $13.9 million from $15.6 million, and gross margin as a percentage of revenues was 19.0 percent, compared with 17.2 percent for the first quarter of 2016.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues were $1.1 million compared to $2.1 million in the 2016 first quarter. Gross margin was a $3.9 million loss as compared with a 2016 first quarter loss of $3.3 million. The declines in revenues and gross margin were primarily the result of lower utilization.
International & Alaska Drilling
International & Alaska Drilling segment revenues were $71.9 million, an 18.8 percent decrease from 2016 first quarter revenues of $88.6 million. Gross margin was $17.8 million, a 5.8 percent decrease from 2016 first quarter gross margin of $18.9 million. Gross margin as a percentage of revenues was 24.8 percent as compared with 21.3 percent in the 2016 first quarter. The decrease in revenues and gross margin were attributable to lower rig utilization, increased standby days, and reduced project services activity, partially offset by a rig contract early termination fee and the release of accruals related to the wind down of operations in certain locations.
Rental Tools Services
Rental Tools segment revenues were $32.3 million, an 18.8 percent decrease from 2016 first quarter revenues of $39.8 million. Gross margin was $2.2 million, a 67.6 percent decrease from 2016 first quarter gross margin of $6.8 million. Gross margin as a percentage of revenues was 6.8 percent as compared with 17.1 percent in the 2016 first quarter. Reduced revenues and gross margin were primarily due to price competition, lower utilization, and work that was either delayed or canceled in both our U.S. and international locations.
Consolidated
General and Administrative expenses were $8.0 million for the 2016 second quarter, down from $9.8 million for the 2016 first quarter. The decrease was primarily due to lower professional fees and incentive plan adjustments.
Capital expenditures in the second quarter were $8.4 million, and year-to-date through June 30, 2016 were $16.3 million.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, August 3, 2016, to review second quarter results. The call will be available by telephone by dialing +1 (412) 902-0003 and asking for the Parker Drilling Second Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through August 10, 2016 at +1 (201) 612-7415, conference ID 13640306.

Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
CONTACT: Jason Geach, Vice President, Investor Relations & Corporate Development, (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$109,034	$134,294
Accounts and Notes Receivable, net	153,189	175,105
Rig Materials and Supplies	32,615	34,937
Other Current Assets	26,805	22,405
Total Current Assets	321,643	366,741

Property, Plant and Equipment, net	747,017	805,841

Other Assets
Deferred Income Taxes	87,311	139,282
Other Assets	56,800	54,838
Total Other Assets	144,111	194,120

Total Assets	$1,212,771	$1,366,702

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable and Accrued Liabilities	$114,868	$136,121
Total Current Liabilities	114,868	136,121

Long-Term Debt, net of debt issuance costs	575,548	574,798

Long-Term Deferred Tax Liability	76,475	68,654

Other Long-Term Liabilities	15,049	18,617

Total Stockholders’ Equity	430,831	568,512

Total Liabilities and Stockholders’ Equity	$1,212,771	$1,366,702

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended March 31,
	Three Months Ended June 30,
	2016	2015	2016

Revenues	$105,287	$185,941	$130,503

Expenses:
Operating Expenses	89,195	143,569	108,117
Depreciation and Amortization	36,317	38,351	35,814
	125,512	181,920	143,931
Total Operating Gross Margin	(20,225)	4,021	(13,428)

General and Administrative Expense	(7,995)	(9,511)	(9,781)
Provision for Reduction in Carrying Value of Certain Assets	—	(2,316)	—
Loss on Disposition of Assets, net	(2)	(138)	(60)
Total Operating Loss	(28,222)	(7,944)	(23,269)

Other Income and (Expense)
Interest Expense	(12,187)	(11,396)	(11,562)
Interest Income	32	19	7
Other	(358)	(1,529)	2,485
Total Other Expense	(12,513)	(12,906)	(9,070)

Loss before Income Taxes	(40,735)	(20,850)	(32,339)

Income Tax Expense (Benefit)	(913)	(6,916)	63,496

Net Loss	(39,822)	(13,934)	(95,835)
Less: Net Income Attributable to Noncontrolling Interest	—	95	—
Net Loss Attributable to Controlling Interest	$(39,822)	$(14,029)	$(95,835)

Loss per Share - Basic
Net Loss	$(0.32)	$(0.11)	$(0.78)

Loss per Share - Diluted
Net Loss	$(0.32)	$(0.11)	$(0.78)

Number of common shares used in computing earnings per share:
Basic	124,101,349	122,481,425	123,090,238
Diluted	124,101,349	122,481,425	123,090,238

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended June 30,
	2016	2015

Revenues	$235,790	$390,017

Expenses:
Operating Expenses	197,312	282,839
Depreciation and Amortization	72,131	78,890
	269,443	361,729
Total Operating Gross Margin	(33,653)	28,288

General and Administrative Expense	(17,776)	(20,348)
Provision for Reduction in Carrying Value of Certain Assets	—	(2,316)
Gain (Loss) on Disposition of Assets, net	(62)	2,303
Total Operating Income (Loss)	(51,491)	7,927

Other Income and (Expense)
Interest Expense	(23,749)	(22,474)
Interest Income	39	202
Other	2,127	(2,909)
Total Other Expense	(21,583)	(25,181)

Loss before Income Taxes	(73,074)	(17,254)

Income Tax Expense (Benefit)	62,583	(7,098)

Net Loss	(135,657)	(10,156)
Less: Net Income Attributable to Noncontrolling Interest	—	651
Net Loss Attributable to Controlling Interest	$(135,657)	$(10,807)

Loss per Share - Basic
Net Loss	$(1.10)	$(0.09)

Loss per Share - Diluted
Net Loss	$(1.10)	$(0.09)

Number of common shares used in computing earnings per share:
Basic	123,595,793	122,175,511
Diluted	123,595,793	122,175,511

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2016	2015	2016

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$1,065	$6,848	$2,085
International & Alaska Drilling	71,926	114,969	88,619
Total Drilling Services	72,991	121,817	90,704
Rental Tools	32,296	64,124	39,799
Total Revenues	$105,287	$185,941	$130,503

Operating Expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$4,967	$8,829	$5,422
International & Alaska Drilling	54,110	92,329	69,725
Total Drilling Services	59,077	101,158	75,147
Rental Tools	30,118	42,411	32,970
Total Operating Expenses	$89,195	$143,569	$108,117

Operating Gross Margin:
Drilling Services:
U.S. (Lower 48) Drilling	$(3,902)	$(1,981)	$(3,337)
International & Alaska Drilling	17,816	22,640	18,894
Total Drilling Services	13,914	20,659	15,557
Rental Tools	2,178	21,713	6,829
Depreciation and Amortization	(36,317)	(38,351)	(35,814)
Total Operating Gross Margin	$(20,225)	$4,021	$(13,428)

PARKER DRILLING COMPANY
Adjusted EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Net Loss Attributable to Controlling Interest	$(39,822)	$(95,835)	$(35,646)	$(48,620)	$(14,029)
Interest Expense	12,187	11,562	11,388	11,293	11,396
Income Tax (Benefit) Expense	(913)	63,496	(2,519)	31,930	(6,916)
Depreciation and Amortization	36,317	35,814	37,720	39,584	38,351

EBITDA	7,769	15,037	10,943	34,187	28,802

Adjustments:
Other Income and Expense	326	(2,492)	6,059	712	1,510
(Gain) Loss on Disposition of Assets, net	2	60	1,043	(383)	138
Provision for Reduction in Carrying Value of Certain Assets	—	—	9,268	906	2,316
Special items (2)	—	—	1,265	—	—

Adjusted EBITDA	$8,097	$12,605	$28,578	$35,422	$32,766

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) For the three months ended December 31, 2015, special items include a $1.3 million write-off of inventory associated with our decision to no longer provide drilling services in Colombia.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	June 30,		March 31,
	2016	2015	2016

Net Loss Attributable to Controlling Interest	$(39,822)	$(14,029)	$(95,835)
Loss per Diluted Share	$(0.32)	$(0.11)	$(0.78)

Adjustments:
Provision for Reduction in Carrying Value of Certain Assets	—	2,316	—
Valuation Allowance	—	—	73,125
Total adjustments	—	2,316	73,125
Tax effect of adjustments	—	(443)	—
Net adjustments	—	1,873	73,125

Adjusted Net Loss Attributable to Controlling Interest (1)	$(39,822)	$(12,156)	$(22,710)
Adjusted Loss per Diluted Share (1)	$(0.32)	$(0.10)	$(0.18)

(1) We believe Adjusted Net Loss Attributable to Controlling Interest and Adjusted Loss per Diluted Share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net Loss Attributable to Controlling Interest and Loss per Diluted Share to be items outside of the Company’s normal operating results. Adjusted Net Loss Attributable to Controlling Interest and Adjusted Loss per Diluted Share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net Loss or Loss per Diluted Share.